SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

CERULEAN PHARMA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Cerulean Pharma Inc.

35 Gatehouse Drive

Waltham, MA 02451

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 22, 2016

You are cordially invited to attend the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Cerulean Pharma Inc., which is scheduled to be held on Wednesday, June 22, 2016 at 9:30 a.m. Eastern Time, at Cerulean’s offices at 35 Gatehouse Drive, Waltham, MA 02451.

Only stockholders who owned common stock at the close of business on April 25, 2016, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.	Election of three class II directors to our board of directors to serve until the 2019 annual meeting of stockholders;
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
3.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

You can find more information, including the nominees for directors, in the attached Proxy Statement. The board of directors recommends that you vote in favor of proposals one and two as outlined in the attached Proxy Statement.

We cordially invite all stockholders to attend the Annual Meeting in person. You may obtain directions to the location of the Annual Meeting by calling our offices at 781-996-4300. Whether or not you expect to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote your shares on the internet by visiting http://www.proxyvote.com or by telephone by calling 1-800-690-6903 and following the recorded instructions. Your vote is important regardless of the number of shares you own. If you send in your proxy card or vote by telephone or the internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the Board of Directors,

/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
President and Chief Executive Officer

Waltham, Massachusetts
April 28, 2016

Cerulean Pharma Inc.

Proxy Statement

CERULEAN PHARMA INC.

35 Gatehouse Drive

Waltham, MA 02451

781-996-4300

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

to be held on June 22, 2016

This proxy statement and the enclosed proxy card contain information about the 2016 Annual Meeting of Stockholders of Cerulean Pharma Inc. (the “Annual Meeting”) to be held on Wednesday, June 22, 2016 at 9:30 a.m. Eastern Time, at Cerulean’s offices at 35 Gatehouse Drive, Waltham, MA 02451. The board of directors of Cerulean Pharma Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Cerulean,” “our,” “we” or “us” refers to Cerulean Pharma Inc. and its subsidiary.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2015 and this proxy statement and proxy card are first being mailed to stockholders of record (as of April 25, 2016) on or about April 28, 2016.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 22, 2016:

This proxy statement and our 2015 Annual Report to Stockholders are available for viewing, printing and downloading at http:// www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA 02451. Exhibits will be provided upon written request and payment of an appropriate processing fee. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.	Election of three class II directors to our board of directors to serve until the 2019 annual meeting of stockholders;
2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and
3.	Transaction of any other business properly brought before the 2016 Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first two items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the nominees to serve as class II directors on our board of directors for a three-year term; and

FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card or voting instruction card and Cerulean’s 2015 Annual Report, are being mailed to stockholders on or about April 28, 2016. These materials are also available for viewing, printing and downloading at http:// www.proxyvote.com.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 25, 2016 are entitled to receive notice of the Annual Meeting and to vote the shares of Cerulean common stock that they held on that date. As of April 25, 2016 there were 27,363,965 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record. If you have shares registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered a “stockholder of record” of those shares. For these shares, your set of proxy materials has been sent to you directly by us. You may vote these shares by proxy prior to the Annual Meeting by following the instructions contained on the enclosed proxy card.

Beneficial Owner of Shares Held in Street Name. If you hold shares in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” For these shares, your set of proxy materials has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote

Stockholder of Record. If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the internet or by mail. Each of these methods is explained below. If you hold your shares of Cerulean common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

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By Telephone. You may transmit your proxy voting instructions by calling the telephone number specified on the enclosed proxy card. You will need to have the proxy card in hand when you call. If you choose to vote by telephone, you do not have to return the proxy card.

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By Internet. You may transmit your proxy voting instructions via the internet by accessing the website specified on the enclosed proxy card. You will need to have the proxy card in hand when you access the website. If you choose to vote via the internet, you do not have to return the proxy card.

•	By Mail. You may vote by proxy by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope.
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In Person at the Annual Meeting. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you are the beneficial owner of shares held in “street name” and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares and present it with your ballot to the inspector of election at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Telephone and internet voting for stockholders of record will be available up until 11:59 p.m. Eastern Time on June 21, 2016, and mailed proxy cards must be received by June 21, 2016 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

Beneficial Owner of Shares Held in Street Name. If your shares are held in street name (held for your account by a broker or other nominee):

•	By Telephone or Internet. You will receive instructions or a voting instruction form from your broker or other nominee if you are permitted to vote by telephone or internet.
•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares by mail.
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In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote in person. To do so, you will need to show a picture identification as well as an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the broker or other nominee who holds your shares a legal proxy or broker’s proxy card and bring it with you to the meeting.

The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting in person or by proxy. Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your broker or other nominee submits a proxy for your shares (because the broker or other nominee has received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Ballot Measures Considered “Routine” and “Non-Routine”

The election of directors (Proposal No. 1) is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal No. 1.

The ratification of the appointment of Deloitte & Touche LLP as Cerulean’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 2) is a matter considered routine under applicable rules. A broker or other nominee may generally exercise discretionary authority and vote on routine matters. If they exercise this discretionary authority, no broker non-votes are expected to exist in connection with Proposal No. 2.

Votes Required to Elect Directors and Ratify Appointment of Deloitte & Touche LLP

To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1). Shares represented by proxies that withhold authority to vote for a nominee for election as a director will not be counted as votes “for” a director.

The ratification of the appointment of Deloitte & Touche LLP as Cerulean’s independent registered public accounting firm requires the affirmative vote of the majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 2).

Abstentions and broker non-votes will not be counted as votes cast on any of the proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of a director, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy, by mail, via the internet or by telephone will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

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by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or internet voting procedures described in the “How to Vote” section above;

•	by voting in person at the meeting; or
•	by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker or other organization holding your account. You may also vote in person at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares as described in the “How to Vote” section above.

Your attendance at the Annual Meeting will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the board of directors by appointment. The members of the classes are divided as follows:

•	the class I directors are Christopher D.T. Guiffre, Susan L. Kelley and Stuart A. Arbuckle, and their term will expire at the annual meeting of stockholders to be held in 2018;
•	the class II directors are Alan L. Crane, Steven E. Hall, David R. Parkinson and David R. Walt, and their term expires at the Annual Meeting; and
•	the class III directors are Paul A. Friedman, William T. McKee and William H. Rastetter, and their term will expire at the annual meeting of stockholders to be held in 2017.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors, on the recommendation of our nominating and corporate governance committee, has nominated Alan L. Crane, David R. Parkinson and David R. Walt for re-election as class II directors at the Annual Meeting. Each director that is elected at the Annual Meeting will be elected to serve for a three-year term that will expire at our annual meeting of stockholders to be held in 2019.  Dr. Hall has indicated that he will not stand for re-election at the Annual Meeting and his service as a director will end at the Annual Meeting. Our board of directors has resolved to decrease the size of our board from ten to nine directors immediately following the Annual Meeting.

If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Crane, Dr. Parkinson and Dr. Walt, or, in the event that any of these candidates is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2019 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with Cerulean Pharma Inc.
Alan L. Crane	52	Director
David R. Parkinson, M.D.	65	Director
David R. Walt, Ph.D.	63	Director

Alan L. Crane is one of Cerulean’s co-founders and has served as a member of our board of directors since 2006. Mr. Crane served as our Chairman from 2009 to 2014. From our founding until 2009, Mr. Crane served as our Chief Executive Officer. Currently, he is Partner and Entrepreneur at Polaris Partners and previously served as a Venture Partner at Polaris. Mr. Crane also served as President and Chief Executive Officer of Momenta Pharmaceuticals, Inc. Prior to this, he was Senior Vice President of Global Corporate Development at Millennium Pharmaceuticals, Inc. Mr. Crane serves as a member of the board of directors of private life sciences companies, Arsia Therapeutics, Inc., Visterra, Inc., Seventh Sense Biosystems, Inc., Navitor Pharmaceuticals, Inc., XTuit Pharmaceuticals, Inc., KSQ Therapeutics, Inc., and Vaccinex, Inc. Previously, he served as a member of the board of directors of Sirtris Pharmaceuticals, Inc. (acquired by GlaxoSmithKline), Adnexus Therapeutics, Inc. (acquired by Bristol Myers Squibb), T2 Biosystems, Inc., Hydra Biosciences, Momenta Pharmaceuticals, Inc., and Ocular Therapeutix. Mr. Crane received his B.A., M.A. and M.B.A. from Harvard University.  We believe that Mr. Crane is qualified to serve on our board of directors due to his role in our founding, his institutional knowledge as a result of his continuous service on our board since 2006, and his significant experience as an investor in, and executive and director of, life sciences companies.

David R. Parkinson, M.D. has served as a member of our board of directors since October 2014. Dr. Parkinson is the President and Chief Executive Officer of Essa Pharma Inc., a position he has held since January 2016, and a venture partner at New Enterprise Associates, a position he has held since 2012. From 2007 to 2012, Dr. Parkinson served as President and Chief Executive Officer of Nodality, a private biotechnology company focused on the biological characterization of signaling pathways. Prior to that, Dr. Parkinson was Senior Vice President of Oncology Research and Development at Biogen Idec Inc., where he oversaw oncology discovery and research efforts and the development of the oncology pipeline. Prior to Biogen Idec, Dr. Parkinson served as Vice President of Oncology Development at Amgen Inc. and Vice President of Global Clinical Oncology Development at Novartis AG. Dr. Parkinson also worked at the National Cancer Institute, with his last position as Acting Associate Director of the Cancer Therapy Evaluation Program. He has also held academic positions at the M.D. Anderson Cancer Center, University of Texas, and New England Medical Center of Tufts University School of Medicine. Dr. Parkinson is a past Chairman of the U.S. Food and Drug Administration, or FDA, Biologics Advisory Committee and is a recipient of the FDA’s Cody Medal. He is a past President of the International Society of Biological Therapy, and past editor of the Journal of Immunotherapy. Dr. Parkinson has served on the National Cancer Policy Forum of the Institute of Medicine and is a past Co-chair of the Cancer Steering Committee of the National Institute of Health Foundation Biomarkers Consortium. He currently serves as a member of the board of directors of the Multiple Myeloma Research Foundation and as the Chairperson of the American Association of Cancer Research (AACR) Finance and Audit Committee. Dr. Parkinson was formerly a member of the board of directors of Facet Biotech, Inc., acquired by Abbott Pharmaceuticals, as well as a member of the board of directors of Ambit Biosciences, a publicly traded biopharma company acquired by Daiichi Sankyo. He currently serves as a member of the board of directors of Threshold Pharmaceuticals, Essa Pharma Inc., and 3SBio. Dr. Parkinson received his M.D. as gold medalist from the University of Toronto Faculty of Medicine, with internal medicine and hematology/oncology training in Montreal at McGill University and in Boston at New England Medical Center.  We believe that Dr. Parkinson is qualified to serve on our board of directors due to his experience in life sciences and his knowledge of regulatory issues related to drug development.

David R. Walt, Ph.D. has served as a member of our board of directors since September 2015. Dr. Walt currently serves as University Professor, Professor of Biomedical Engineering, Professor of Genetics, and Professor of Oral Medicine at Tufts University, where he has served since 1981, and is a Howard Hughes Medical Institute Professor, a position he has held since 2006. He also serves as Director of Tufts Institute for Innovation. Dr. Walt was the Founding Scientist of Illumina, Inc. and Quanterix Corporation and currently serves as a member of the board of directors and chairman of the scientific advisory board of each company. He was also a founder and currently serves as a member of the board of directors of Ultivue, Inc., and serves as a member of the board of directors of Exicure, Inc. He has received numerous national and international awards and honors for his fundamental and applied work in the field of optical sensors, microwell arrays and single molecule detection. Dr. Walt is a co-chair of the board of directors of Chemical Sciences and Technology of the U.S. National Academy of Sciences. He is a member of the U.S. National Academy of Engineering, American Academy of Arts and Sciences, a fellow of the American Institute for Medical and Biological Engineering, a fellow of the National Academy of Inventors, and a fellow of the American Association for the Advancement of Science. Dr. Walt received a B.S. in Chemistry from the University of Michigan and a Ph.D. in Chemical Biology from Stony Brook University.  We believe that Dr. Walt is qualified to serve on our board of directors due to his experience in developing life sciences companies and his expertise in biomedical engineering.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALAN L. CRANE, DAVID R. PARKINSON AND DAVID R. WALT.

Members of the Board of Directors Continuing in Office

Term Expiring at the 2017 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with Cerulean Pharma Inc.
Paul A. Friedman, M.D.	73	Executive Chairman of the Board
William T. McKee	54	Director
William H. Rastetter, Ph.D.	68	Lead Independent Director

Paul A. Friedman, M.D. has served as our Executive Chairman since October 2014 and as a member of our board of directors since January 2014. From 2001 to 2014, he served as Chief Executive Officer of Incyte Corporation, a public biotechnology company, where he also served as President. Prior to that, Dr. Friedman was President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of DuPont Pharmaceuticals Company (formerly The DuPont Merck Pharmaceutical Company), President of Research and Development of The DuPont Merck Pharmaceutical Company, and Senior Vice President at Merck Research Laboratories. Prior to his work at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at

Harvard Medical School. Dr. Friedman is a Diplomate of the American Board of Internal Medicine and a Member of the American Society of Clinical Investigation. Dr. Friedman is a member of the board of directors of Incyte Corporation, a publicly traded biopharmaceutical company, Synta Pharmaceuticals Corp., a publicly traded biopharmaceutical company, and private biopharmaceutical companies, Gliknik, Inc. and Navitor Pharmaceuticals, Inc. Dr. Friedman was a member of the board of directors of Bausch & Lomb Incorporated, Sirtris Pharmaceuticals, Inc. and Auxilium Pharmaceuticals, Inc., until the acquisition of each of these companies. Dr. Friedman received his A.B. from Princeton University and his M.D. from Harvard Medical School. We believe that Dr. Friedman is qualified to serve on our board of directors due to his management, research and development experience and his experience as an executive and director of life sciences companies.

William T. McKee has served as a member of our board of directors since January 2014. Mr. McKee served as Chief Operating Officer and Chief Financial Officer at EKR Therapeutics, Inc., a private specialty pharmaceutical company from 2010 until EKR was sold to Cornerstone Therapeutics Inc. in 2012. Until March 2010, Mr. McKee served as the Executive Vice President and Chief Financial Officer of Barr Pharmaceuticals, LLC, a subsidiary of Teva Pharmaceutical Industries Limited, a generic pharmaceutical company, and the successor entity to Barr Pharmaceuticals, Inc., a publicly traded specialty pharmaceutical company, which was acquired by Teva. Mr. McKee was also Executive Vice President and Chief Financial Officer of Barr prior to its acquisition by Teva, after having served in positions of increasing responsibility at Barr until its acquisition. Prior to joining Barr, Mr. McKee served as Director of International Operations and Vice President-Finance at Absolute Entertainment, Inc., a private developer and marketer of entertainment software. Mr. McKee previously worked at Gramkow & Carnevale, CPAs, and Deloitte & Touche. Mr. McKee serves on the board of directors of Agile Therapeutics, Inc., a public specialty biopharmaceutical company, and previously served on the board of Auxilium Pharmaceuticals, Inc. until its acquisition. Mr. McKee received his B.B.A. from the University of Notre Dame. We believe that Mr. McKee is qualified to serve on our board of directors due to his financial and leadership experience as a chief financial officer.

William H. Rastetter, Ph.D. has served as a member of our board of directors since January 2014 and as lead independent director since April 2014. He is a Co-Founder of Receptos, Inc., a biopharmaceutical company, where he previously held the roles of Acting Chief Executive Officer from 2009 to 2010, and Director and Chairman of the board of directors from 2009 to 2015. Dr. Rastetter also served on the board of Illumina, Inc., a public genomic technology company, from 1998 until January 2016, serving as chairman and a member of the compensation committee during his tenure.  Dr. Rastetter also served as a Partner at the venture capital firm of Venrock Associates from 2006 to 2013. Prior to his tenure with Venrock, Dr. Rastetter was Executive Chairman of Biogen Idec Inc. He was previously Chairman and Chief Executive Officer of Idec Pharmaceuticals, and prior to Idec, he was Director of Corporate Ventures at Genentech, Inc. and served as well in a scientific capacity at Genentech. Dr. Rastetter also serves as the Chairman of the board of directors of publicly traded life sciences companies, Neurocrine Biosciences, Inc., and Fate Therapeutics, Inc. and as a member of the board of directors of Regulus Therapeutics, Inc. and Grail Bio.  Dr. Rastetter has held various faculty positions at the Massachusetts Institute of Technology and Harvard University and is an Alfred P. Sloan Fellow. Dr. Rastetter holds a B.S. from the Massachusetts Institute of Technology and received his M.A. and Ph.D. from Harvard University. We believe Dr. Rastetter is qualified to serve on our board of directors due to his extensive experience in the biotechnology industry, his broad leadership experience with several public and private biotechnology companies, and his experience with financial matters.

Term Expiring at the 2018 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with Cerulean Pharma Inc.
Christopher D.T. Guiffre	47	President and Chief Executive Officer, Director
Susan L. Kelley, M.D.	61	Director
Stuart A. Arbuckle	50	Director

Christopher D. T. Guiffre has served as a member of our board of directors and as our President and Chief Executive Officer since March 2015. He previously served as Chief Operating Officer and as Senior Vice President and Chief Business Officer. Prior to that, Mr. Guiffre held a number of senior executive positions at various biopharmaceutical companies, including President and Chief Executive Officer of Alvos Therapeutics, Inc., Chief Business Officer at Hydra Biosciences, Inc., and a senior executive at Cubist Pharmaceuticals, Inc., most recently as Senior Vice President, General Counsel and Secretary. Mr. Guiffre has also held several positions at Renaissance Worldwide, Inc., including Vice President, General Counsel and Clerk. Prior to that, he was an Associate at Bingham, Dana & Gould LLP (now a part of Morgan, Lewis & Bockius LLP). Mr. Guiffre received a B.S. from Babson College, a J.D. from Boston College Law School, and an M.B.A. from Boston College Carroll School of Management.  We believe that Mr. Guiffre is qualified to serve on our board of directors because of his service as our Chief Business Officer, Chief Operating Officer and President and Chief Executive Officer, as well as his extensive knowledge of our company and industry.

Susan L. Kelley, M.D. has served as a member of our board of directors since October 2014. Dr. Kelley has been developing drugs in oncology and immunology for over 25 years. She served as Chief Medical Officer of the Multiple Myeloma Research Consortium and its sister organization, the Multiple Myeloma Research Foundation from 2008 to 2011. Previously, Dr. Kelley held positions of increasing responsibility at Bayer Healthcare Pharmaceuticals and Bayer-Schering Pharma, including Vice President, Global Clinical Development and Therapeutic Area Head – Oncology, where she led the Bayer team responsible for the development and worldwide regulatory approval of Nexavar® (sorafenib), including a renal cell carcinoma indication. Prior to joining Bayer, she worked at Bristol-Myers Squibb in Oncology and Immunology drug development where she held positions of increasing responsibility, ultimately serving as Executive Director, Oncology Clinical Research, at the Bristol-Myers Squibb Pharmaceutical Research Institute. She was a Fellow in Medical Oncology and Clinical Fellow in Medicine at Dana-Farber Cancer Institute, Harvard Medical School, and a Fellow in Medical Oncology and Pharmacology at Yale University School of Medicine, where she also served as a Clinical Assistant Professor of Medicine. Dr. Kelley served on the board of directors of Alchemia Pty Ltd, a publicly traded biopharmaceutical company, from 2013 to 2015. Dr. Kelley currently serves as a member of the board of directors of ArQule, Inc., an oncology-focused biotechnology company. Dr. Kelley received her M.D. from Duke University School of Medicine.  We believe that Dr. Kelley is qualified to serve on our board of directors due to her experience in life sciences and clinical development and her experience as a director of life sciences companies.

Stuart A. Arbuckle has served as a member of our board of directors since June 2015. Since 2012, Mr. Arbuckle has served as Executive Vice President and Chief Commercial Officer at Vertex Pharmaceuticals Incorporated, a publicly traded pharmaceutical company, where he oversees Vertex’s global commercial team. Prior to joining Vertex, Mr. Arbuckle worked at Amgen, Inc. where he held multiple commercial leadership roles, including Vice President and General Manager, Oncology Business Unit. He was responsible for sales and marketing efforts for Aranesp®, Neulasta® and NEUPOGEN®, and led the successful launches of XGEVA® and Nplate®. He also served as Vice President and Regional General Manager and led efforts to expand Amgen’s presence in Japan and emerging markets in Asia, the Middle East and Africa. Prior to these roles, Mr. Arbuckle spent more than 15 years at GlaxoSmithKline plc, where he held sales and marketing roles of increasing responsibility for medicines aimed at treating respiratory, metabolic, musculoskeletal, cardiovascular and other diseases. Mr. Arbuckle holds a B.S. with honours in pharmacology and physiology from the University of Leeds in the United Kingdom.  We believe that Mr. Arbuckle is qualified to serve on our board of directors due to his extensive commercial oncology expertise.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, our compensation committee, our nominating and governance committee and our clinical advisory committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the “Corporate Governance” page of the “Investors” section of our website, www.ceruleanrx.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or NASDAQ listing standards. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA 02451.

Director Independence

Rule 5605 of the NASDAQ Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members also satisfy heightened independence requirements contained in the NASDAQ Listing Rules as well as Rule 10C-1 under the Exchange Act.

Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

When determining the independence of the members of our compensation committee under the heightened independence requirements contained in the NASDAQ Listing Rules and Rule 10C-1, our board of directors is required to consider all factors specifically relevant to determining whether a director has a relationship with us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of that director, including any consulting, advisory or other compensatory fee paid by us to that director; and (2) whether that director is affiliated with our company, a subsidiary of our company or an affiliate of a subsidiary of our company.

Our board of directors has reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Mr. Guiffre, is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Listing Rules. Our board of directors also determined that the members of our audit committee, Mr. Arbuckle, Mr. McKee, and Dr. Walt, and the members of our compensation committee, Drs. Friedman, Hall and Parkinson, satisfy the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure—Executive Chairman and Lead Independent Director

Our board of directors appointed Dr. Friedman, an independent director, as Executive Chairman in October 2014, when our former Chief Executive Officer resigned.  Dr. Friedman’s extensive knowledge of our issues, opportunities and challenges have enabled a smooth transition to Cerulean’s current Chief Executive Officer, Mr. Guiffre, and provided valuable leadership to our board of directors, allowing it to focus on the most critical matters to the company.  We expect that Dr. Friedman will step down as

Executive Chairman after the Annual Meeting and that our board of directors will appoint Dr. Rastetter Chairman of the board at that time.

Dr. Rastetter currently serves as our lead independent director. As lead independent director, Dr. Rastetter presides over periodic meetings of our independent directors, serves as a liaison between our Chief Executive Officer and Executive Chairman, on the one hand, and our other independent directors, on the other hand, and performs such additional duties as our board of directors may otherwise delegate.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management and loss prevention. Oversight by the audit committee includes direct communication with our external auditors and external counsel and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs have the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

Board of Directors Meetings

Our board of directors met six times during our fiscal year 2015. During the year, each of our directors attended 75% or more of the total number of meetings of the board of directors held during the period for which such director served and meetings held by all committees of the board during the period for which such director served.

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. 80% of our directors then serving attended our 2015 annual meeting of stockholders. The two directors who were not in attendance were Ram Sasisekharan, Ph.D., and Robert I. Tepper, M.D., each of whom did not stand for re-election.

Committees of the Board of Directors

Our board has established four standing committees—audit, compensation, nominating and corporate governance and clinical advisory—each of which operates under a charter that has been approved by our board of directors. Current copies of each committee’s charter are posted on the “Corporate Governance” page of the “Investors” section of our website, www.ceruleanrx.com.

Our board has determined that all of the members of our audit committee, the compensation committee and the nominating and corporate governance committee satisfy the independence standards for such committees established by the SEC and the NASDAQ listing rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

Audit Committee

The members of our audit committee are Mr. Arbuckle, Mr. McKee and Dr. Walt. Mr. McKee chairs the audit committee. Dr. Hall resigned from the committee in June 2015 and was succeeded by Mr. Arbuckle. Dr. Rastetter resigned from the committee in September 2015 and was succeeded by Dr. Walt.

Our audit committee met nine times during 2015. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies;
•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt, retention and treatment of accounting related complaints and concerns;
•	meeting independently with our registered public accounting firm and management;
•	reviewing and approving or ratifying our policies and procedures for related person transactions and review and approve or ratify all related person transactions; and
•	preparing the audit committee report required by SEC rules to be included in our proxy statement for our annual meeting of stockholders.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

We believe that the composition of our audit committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Our board of directors has determined that Mr. McKee is an “audit committee financial expert” as defined by applicable SEC rules and NASDAQ listing standards.

Compensation Committee

The members of our compensation committee are Drs. Friedman, Hall and Parkinson. Dr. Hall chairs the compensation committee. Dr. Parkinson joined the Committee in March 2015.  Dr. Tepper, who previously served on our board, served as the compensation committee chair until May 2015, at which point Dr. Hall succeeded him as chair and Dr. Friedman joined the committee.  Because Dr. Hall is not standing for re-election at the Annual Meeting, our board has appointed Dr. Friedman to succeed Dr. Hall as chair of the compensation committee, effective immediately following the Annual Meeting.  Our board of directors has also appointed Mr. McKee to join the committee, effective immediately following the Annual Meeting.

Our compensation committee met five times in 2015. The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board with respect to, the compensation of our executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” if and to the extent then required by SEC rules; and
•	preparing the annual compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Our board of directors has determined that Drs. Hall, Friedman, Parkinson and Mr. McKee are independent as independence is currently defined in applicable SEC rules and NASDAQ listing standards.

Pursuant to its charter, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive officer and director compensation. The compensation committee engaged an independent consultant, Arnosti Consulting, Inc., or Arnosti, as a compensation consultant in 2015. Arnosti assisted the committee in conducting a competitive compensation assessment for our executive officers for the fiscal year ended December 31, 2015. In evaluating the total compensation of our executive officers, the compensation committee, with the assistance of Arnosti, established a peer group of publicly traded companies in the biopharmaceutical industry that was selected based on comparable market capitalization, number of employees and maturity of product development pipeline. Our compensation committee plans to retain a consultant to provide similar information and advice in future years for consideration in establishing annual salary increases and additional equity grants. We do not believe the retention of, and the work performed by, our consultant creates any conflict of interest.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Arbuckle, Dr. Rastetter and Dr. Walt. Dr. Rastetter chairs the nominating and corporate governance committee.  Mr. Arbuckle joined the committee in June 2015.  Mr. McKee resigned from the committee in September 2015 and was succeeded by Dr. Walt.

Our nominating and corporate governance committee met five times during 2015. The nominating and corporate governance committee’s responsibilities include:

•	recommending to our board the persons to be nominated for election as directors and to each of the board’s committees;
•	reviewing and making recommendations to the board with respect to management succession planning;
•	developing and recommending to the board corporate governance guidelines; and
•	overseeing an annual evaluation of the board.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current NASDAQ listing standards and SEC rules and regulations. Our board of directors has determined that Mr. Arbuckle, Dr. Rastetter and Dr. Walt are independent as independence is currently defined in applicable SEC rules and NASDAQ listing standards.

Clinical Advisory Committee

The members of our clinical advisory committee are Drs. Friedman, Kelley and Parkinson. Dr. Kelley chairs the committee.

Our clinical advisory committee met ten times in 2015. The clinical advisory committee’s responsibilities include:

•	reviewing, evaluating, and advising the board and management regarding the long-term strategic goals and objectives of our clinical programs and regulatory strategy;
•	monitoring and evaluating regulatory trends and making strategic recommendations to the board regarding the same;
•	assisting the board with its oversight responsibility for enterprise risk management in areas affecting our clinical programs and regulatory strategy; and
•	reviewing such other topics as delegated to the committee from time to time by the board.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the board of directors or compensation committee or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of our company.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted on our website, www.ceruleanrx.com, a current copy of the code and all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending the persons to be nominated for election as directors.

Director Qualifications

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. The nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors and we have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, adherence to high ethical standards, knowledge of our business and understanding of the biopharmaceutical industry and competitive landscape. Certain individual skills and qualifications of our directors, which we believe contribute to the effectiveness of the board of directors as a whole, are described in the paragraph below.

The nominating and corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of our company and stockholders. The committee further believes it is appropriate for at least one member of our board of directors to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our board of directors be independent as required under the NASDAQ qualification standards. The committee believes it is appropriate for our chief executive officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service on our board of directors are considered for re-nomination. The nominating and corporate governance committee aims to balance the value of continuity of service on our board of directors of existing members of our board of directors with that of obtaining a new perspective or expertise from a new director.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies a new nominee that meets the criteria described above. The nominating and corporate governance committee generally inquires of our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input and assistance from industry experts, analysts or third party search firms. The nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2017 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Communications with Our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, by mailing them to Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA 02451. All correspondence will be forwarded to the intended recipient(s), except that certain items that are unrelated to the duties and responsibilities of our board of directors (such as product inquiries and comments, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations and advertisements) and material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded.

Director Compensation

The following table sets forth information regarding compensation earned by our non-employee directors during fiscal year 2015.

	Fees Earned or Paid in Cash	Option Awards		Total
Name	($)	($)(1)		($)
Paul A. Friedman, M.D.	196,854	49,694	(2)(3)	246,548
William H. Rastetter, Ph.D.	44,962	49,694	(2)(3)	94,656
Stuart A. Arbuckle	23,412	59,537	(4)	82,949
Alan L. Crane	32,500	28,536	(2)	61,036
Steven E. Hall, Ph.D.	44,354	28,536	(2)	72,890
Susan L. Kelley, M.D.	50,000	46,955	(2)(5)	96,955
William T. McKee	50,049	49,694	(2)(3)	99,743
David R. Parkinson, M.D.	44,354	47,007	(2)(5)	91,361
David R. Walt, Ph.D.	12,500	59,856	(6)	72,356
Ram Sasisekharan, Ph.D. (7)	24,588 (8)	—		24,588
Robert I. Tepper, M.D. (7)	18,915	—		18,915

(1)

The amount reported in the “Option Awards” column reflects the aggregate fair value computed as of the grant date of the options awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board, or FASB, Accounting Standard Codification, or ASC, Topic 718. See note 9 to our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on March 10, 2016 for assumptions underlying the valuation of equity awards. As of December 31, 2015, our non-employee directors held options to purchase the following aggregate numbers of shares (exercisable and unexercisable):

Name	Options Outstanding at December 31, 2015
Paul A. Friedman, M.D.	133,000
William H. Rastetter, Ph.D.	33,000
Stuart A. Arbuckle	22,000
Alan L. Crane	44,232
Steven E. Hall, Ph.D.	11,000
Susan L. Kelley, M.D.	33,000
William T. McKee	33,000
David R. Parkinson, M.D.	33,000
David R. Walt, Ph.D.	22,000

(2)

Includes the grant of an option to purchase 11,000 shares of our common stock made in June 2015 in accordance with our non-employee director compensation policy. This option has an exercise price of $4.78 per share and is schedule to vest on the earlier of the first anniversary of the date of grant or immediately prior to our first annual meeting of stockholders occurring after the date of grant, subject to the non-employee director’s continued service.

(3)

Includes the grant of an option to purchase 8,214 shares of our common stock made in June 2015, which was made to align the equity incentive holdings of the non-employee director with what he would have received as a grant upon initial election to the board under our current compensation policy for non-employee directors.  This option has an exercise price of $4.78 per share, was immediately vested on grant as to one-third of the underlying shares and is schedule to vest as to an additional one-third of the underlying shares on each of the second and third anniversaries of the non-employee director’s election to our board, subject to the non-employee director’s continued service.

(4)

In June 2015, in connection with his election to our board, we granted Mr. Arbuckle an option to purchase 22,000 shares of our common stock. The option has an exercise price of $4.78 per share and is scheduled to vest in three substantially equal annual installments beginning on the first anniversary of Mr. Arbuckle’s election, subject to his continued service.

(5)

Includes the grant of an option to purchase 7,000 shares of our common stock made in June 2015, which was made to align the equity incentive holdings of the non-employee director with what he or she would have received as a grant upon initial election to the board under our current compensation policy for non-employee directors. This option has an exercise price of $4.78 per share and is scheduled to vest as to one-third of the underlying shares on each anniversary of the non-employee director’s election to our board until fully vested, subject to the non-employee director’s continued service.

(6)

In September 2015, in connection with his election to our board, we granted Dr. Walt an option to purchase 22,000 shares of our common stock. The option has an exercise price of $4.80 per share and is scheduled to vest in three substantially equal annual installments beginning on the first anniversary of Dr. Walt’s election, subject to his continued service.

(7)	Each of Drs. Sasisekharan and Tepper retired from our board on June 26, 2015, the date of our 2015 annual meeting of stockholders.
(8)	Includes $10,000 paid to Dr. Sasisekharan under a Consulting Agreement dated June 26, 2015.

Mr. Guiffre, one of our directors, who also serves as our President and Chief Executive Officer, does not receive any additional compensation for his service as a director. The compensation that we pay to our President and Chief Executive Officer is discussed in the “Executive Compensation” section of this proxy statement.

Director compensation policy

Our board has established a compensation policy for non-employee directors under which each of our non-employee directors is paid a cash retainer for service on the board of directors and service on each committee on which the director also serves. These retainers are payable in four quarterly installments, in arrears, and are prorated for any partial quarters of service. The amount of each retainer for service effective July 2015 is as follows:

		Annual Retainer ($)
Board of Directors
Executive Chairman (1)		150,000
Chairman		65,000
Member		35,000
Committees of the Board of Directors
Audit	Chair	15,000
	Member	7,500
Compensation	Chair	10,000
	Member	5,000
Nominating and Corporate Governance	Chair	7,000
	Member	3,500
Clinical Advisory	Chair	20,000
	Member	10,000

___________

(1)

Dr. Friedman was appointed Executive Chairman in October 2014. As Executive Chairman, Dr. Friedman received a retainer of $155,000 per year until July 2015, at which point his retainer was adjusted to $150,000 per year.  We expect that Dr. Friedman will step down as Executive Chairman after the Annual Meeting and that our board will appoint Dr. Rastetter

Chairman of the board at that time.

In addition, the non-employee director compensation program provides for the grant of equity awards under our 2014 Stock Incentive Plan, or the 2014 Plan, to our non-employee directors as follows:

•

an option to purchase 22,000 shares of our common stock at an exercise price per share equal to the fair market value of our common stock on the date of grant, which we refer to as an Initial Award, on the date of initial election or appointment to the board of directors; and

•

an option to purchase 11,000 shares of our common stock at an exercise price per share equal to the fair market value of our common stock on the date of grant, which we refer to as a Subsequent Award, on the date of each of our annual meetings of stockholders if a non-employee director has been serving on the board of directors for at least six months as of the date of such annual meeting and will continue to serve as a non-employee director immediately following such meeting.

Subject to the non-employee director’s continued service, an Initial Award vests and becomes exercisable in substantially equal installments on each of the first three anniversaries of the date of grant and a Subsequent Award vests and becomes exercisable in full on the earlier of the first anniversary of the date of grant or immediately prior to our first annual meeting of stockholders occurring after the date of grant. All outstanding Initial Awards and Subsequent Awards will vest in full immediately prior to the occurrence of a change in control of our company (as defined in the 2014 Plan).

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending board of director and committee meetings.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 28, 2016:

Name	Age	Position(s)
Christopher D.T. Guiffre	47	President and Chief Executive Officer, Director
Adrian M. Senderowicz, M.D.	52	Senior Vice President and Chief Medical Officer
Gregg D. Beloff	48	Interim Chief Financial Officer
Alejandra V. Carvajal, J.D.	42	Vice President, General Counsel

The biography of Mr. Guiffre can be found under “Proposal No. 1: Election of Class II Directors - Term Expiring at the 2018 Annual Meeting of Stockholders (Class I)”.

Adrian M. Senderowicz, M.D. has served as our Senior Vice President and Chief Medical Officer since September 2015, prior to which he provided consulting services to Cerulean from May 2015 until the commencement of his employment with us.  Dr. Senderowicz was Chief Medical Officer and Senior Vice President, Clinical Development and Regulatory Affairs at Ignyta, Inc., a precision oncology biotechnology company, where he served from 2014 to 2015. Prior to joining Ignyta, he served as Vice President, Global Regulatory Oncology at Sanofi from 2013 to 2014, Chief Medical Officer at Tokai Pharmaceuticals from 2012 to 2013, and Senior Medical Director, Oncology Clinical Development at AstraZeneca from 2008 to 2012. Before his tenure at AstraZeneca, Dr. Senderowicz held a variety of leadership positions at the U.S. Food and Drug Administration Division of Oncology Drug Products in the Center for Drug Evaluation and Research and a variety of clinical and research positions with the National Cancer Institute/National Institutes of Health, or NCI, including Investigator and Chief, Molecular Therapeutics Unit. He currently serves as a member of the board of directors of Puma Biotechnology, Inc., a publicly traded biopharmaceutical company. He completed his internal medicine residency training at the Icahn School of Medicine at Mount Sinai, and a clinical oncology fellowship at the NCI. Dr. Senderowicz holds an M.D. from the School of Medicine at the Universidad de Buenos Aires in Argentina.

Gregg D. Beloff has served as our Interim Chief Financial Officer since May 2015.  Mr. Beloff joined Cerulean as a member of Danforth Advisors, a consulting firm specializing in providing financial and strategic support to life sciences companies. In addition to his consulting for clients, Mr. Beloff previously served as the Chief Financial Officer of two public and three privately held companies. In these roles, he managed finance, accounting, corporate communications, human resources, information technology, facilities, legal, intellectual property, business development, and manufacturing functions. Mr. Beloff holds a J.D. from the University of Pittsburgh School of Law, an M.B.A. from Carnegie Mellon University and a B.A. in History from Middlebury College.

Alejandra V. Carvajal, J.D. has served as our Vice President and General Counsel since 2014. Prior to joining Cerulean, Ms. Carvajal worked at Millennium: The Takeda Oncology Company from 2004 to 2014, where she held a variety of positions, including most recently Associate General Counsel. Ms. Carvajal joined Millennium as a senior attorney and enjoyed over ten years of increasing responsibilities relating to all aspects of oncology drug development. Prior to joining Millennium, Ms. Carvajal was an attorney with the law firms Day, Berry & Howard and Hill & Barlow. Ms. Carvajal received a B.A. cum laude from Harvard University and a J.D. cum laude from Georgetown University Law Center.

EXECUTIVE COMPENSATION

This section describes the material elements of our executive compensation for our “named executive officers” and the most important factors relevant to an analysis of these policies and practices. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers named in the “Summary Compensation Table” below, or our “named executive officers,” and is intended to place in perspective the data presented in the following tables and the corresponding narrative. Our “named executive officers” for 2015 are Christopher D.T. Guiffre, our President and Chief Executive Officer, Adrian M. Senderowicz, our Senior Vice President and Chief Medical Officer and Alejandra V. Carvajal, our Vice President, General Counsel.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during our fiscal years ended December 31, 2015 and 2014.

		Salary	Bonus	Option Awards	All Other Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)		($)
Christopher D.T. Guiffre	2015	420,208	221,850	2,628,231	11,176	(4)	3,281,465
President and Chief Executive Officer(3)	2014	317,128	115,500	387,336	11,168	(5)	831,132
Adrian M. Senderowicz, M.D.	2015	125,568	158,340	865,818	293,847	(7)	1,443,573
Senior Vice President and Chief Medical Officer(6)
Alejandra V. Carvajal, J.D.	2015	280,000	81,210	496,983	11,176	(4)	869,369
Vice President, General Counsel(8)	2014	76,461	113,525 (9)	136,952	2,070	(10)	329,008

(1)	The 2015 amounts reflect the discretionary bonuses earned in 2015 and paid in January 2016, and the 2014 amount reflects a discretionary bonus earned in 2014 and paid in March 2015.
(2)

The amounts reported in the “Option Awards” column reflect the aggregate fair value computed as of the grant date of the options awarded during the year computed in accordance with the provisions of FASB ASC Topic 718. See note 9 to our consolidated financial statements appearing in our Annual Report on Form 10-K filed with the SEC on March 10, 2016 for assumptions underlying the valuation of equity awards.

(3)

Mr. Guiffre served as our Senior Vice President and Chief Business Officer through October 2014.  He was named Chief Operating Officer in October 2014 and subsequently, in March 2015, was appointed President and Chief Executive Officer.

(4)	Consists of $10,600 that we matched pursuant to our 401(k) plan and $576 in life insurance premiums.
(5)	Consists of $10,400 that we matched pursuant to our 401(k) plan and $768 in life insurance premiums.
(6)	Dr. Senderowicz joined the company in September 2015.
(7)

Consists of $293,655 paid to Oncology Drug Development, LLC, and $192 in life insurance premiums. Dr. Senderowicz was a consultant from May 2015 until the commencement of his employment in September 2015 and his fees were paid to Oncology Drug Development, LLC during that time.

(8)	Ms. Carvajal joined the company in September 2014.
(9)	Consists of $50,000 cash signing bonus paid upon joining the company and $63,525 discretionary bonus earned in 2014.
(10)	Consists of $1,878 that we matched pursuant to our 401(k) plan and $192 in life insurance premiums.

Narrative to summary compensation table

Base salary. In 2015, we paid base salaries of $420,208 to Mr. Guiffre, $125,568 to Dr. Senderowicz and $280,000 to Ms. Carvajal. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all of our employees, including our named executive officers. None of our named executive officers is party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.  In March 2015, our board of directors promoted Mr. Guiffre to President and Chief Executive Officer and increased Mr. Guiffre’s 2015 annual base salary to $435,000. In September 2015, Dr. Senderowicz became an employee and was appointed Senior Vice President and Chief Medical Officer with a 2015 annual base salary of $390,000.  In addition, we paid $293,655 to Oncology Drug Development, LLC for consulting services rendered to Cerulean by Dr. Senderowicz between May 2015 and the commencement of his employment with Cerulean in September 2015.

Annual cash bonus. Our board of directors may, in its discretion, award cash bonuses to our named executive officers from time to time. We typically establish annual cash bonus targets based on a set of specified corporate goals for our named executive officers and conduct an annual performance review to determine the attainment of such goals. Our management may propose cash bonus awards to the compensation committee of the board of directors or to the board of directors primarily based on such review process. Our compensation committee makes the final determination of the eligibility requirements for and the amount of the cash bonus awards paid to our executive officers. With respect to 2015, we awarded cash bonuses, paid in January 2016, of $221,850 to Mr. Guiffre, $158,340 to Dr. Senderowicz and $81,210 to Ms. Carvajal, such amounts representing 102%, 102% and 100% of bonus targets for Mr. Guiffre, Dr. Senderowicz and Ms. Carvajal, respectively. With respect to Dr. Senderowicz and Ms. Carvajal, such bonuses are based on the combination of their respective achievement of individual goals (25% of such bonus) and our attainment of corporate goals (75% of such bonus). Mr. Guiffre’s bonus is based entirely on our attainment of corporate goals (100%).

Equity incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our compensation committee and board of directors periodically review the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options pursuant to our 2014 Plan.

We use stock options to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. We have granted stock options to our executive officers with both time-based and performance-based vesting. The options that we have granted to our executive officers and other employees upon initiation of employment have typically been subject to time-based vesting, with such options becoming exercisable as to 25% of the shares underlying the options on the first anniversaries of the grant dates, and as to an additional 1/48th of the shares underlying the options monthly thereafter. Beginning in 2014, following our initial public offering, or IPO, we started a practice of providing that options granted to existing executive officers and other employees with time-based vesting would typically vest ratably over forty-eight (48) months from the vesting commencement date. Upon termination of employment within twelve (12) months following a change of control event, subject to conditions set forth in the applicable employment agreement, our named executive officers’ remaining time-based options will become fully and immediately vested. None of our named executive officers is currently party to an employment agreement that provides for automatic award of stock options. The options that we have granted to date to our named executive officers with performance-based vesting become exercisable upon the occurrence of specified business transactions or other specified milestones. Exercise rights cease shortly after termination of employment except in the case of death or disability and vesting ceases immediately upon termination, except as noted above. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

We have historically granted stock options with exercise prices that are equal to the fair market value of our common stock on the date of grant as determined by our board of directors, based on a number of objective and subjective factors. Following our IPO, the exercise prices of all stock options granted have been equal to the fair market value of shares of our common stock on the date of grant, which is determined by reference to the closing market price of our common stock on the NASDAQ Global Market on the date of grant.

In February 2015, our compensation committee granted an option to purchase 75,000 shares of our common stock to Mr. Guiffre and an option to purchase 43,000 shares of our common stock to Ms. Carvajal. These options have an exercise price of $8.16 per share and vest monthly as to 1/48th of the shares underlying the option over four years following the grant date.

In March 2015, in connection with Mr. Guiffre’s promotion to President and Chief Executive Officer, our board of directors granted to Mr. Guiffre an incentive stock option to purchase 407,520 shares of Cerulean common stock.  This option has an exercise price of $9.84 per share and, subject to Mr. Guiffre’s continued service, the shares subject to the option are scheduled to vest monthly as to 1/48th of the shares underlying the options.

In May 2015, Dr. Senderowicz was granted, in his individual capacity as consultant to Cerulean, a nonqualified stock option to purchase 90,000 shares of Cerulean common stock in accordance with and pursuant to the 2014 Plan. Dr. Senderowicz’s option has an exercise price of $4.71 per share and, subject to Dr. Senderowicz’s continued service (including as an employee of Cerulean), the shares subject to the option are scheduled to vest as to 25% of the shares on May 16, 2016, with the remainder of the shares vesting monthly in equal amounts over the next thirty-six (36) months.

In addition, in September 2015, in connection with the commencement of Dr. Senderowicz’s employment with Cerulean, our board of directors granted to Dr. Senderowicz an incentive stock option to purchase 135,000 shares of Cerulean common stock.  This option has an exercise price of $4.21 per share and, subject to Dr. Senderowicz’s continued service, the shares subject to the option are scheduled to vest as to 25% of shares on the first anniversary of the date of commencement of Dr. Senderowicz’s employment, with the remainder of the shares vesting monthly in equal amounts over the next thirty-six (36) months.

In December 2015, our board of directors granted each of Dr. Senderowicz and Ms. Carvajal an option to purchase 158,000 shares of Cerulean common stock.  These options have an exercise price of $3.29 per share and are scheduled to vest as to 1/3rd of the underlying shares on each anniversary of the grant date until fully vested, subject to the continued service of Dr. Senderowicz and Ms. Carvajal, respectively.

2015 Outstanding Option Awards at Fiscal-Year End

The following table sets forth information concerning outstanding option awards for each of our named executive officers at December 31, 2015:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Christopher D.T. Guiffre	52,644	1,121	(1)	3.77	1/25/2022
	—	51,698	(2)	3.77	1/25/2022
	6,926	2,310	(3)	3.92	12/19/2022
	—	9,236	(4)	3.92	12/19/2022
	8,959	8,963	(5)	10.59	1/10/2024
	19,910	30,390	(6)	5.73	6/24/2024
	15,718	34,582	(7)	4.36	10/29/2024
	18,750	56,250	(8)	8.16	2/5/2025
	84,900	322,620	(9)	9.84	3/23/2025
Adrian M. Senderowicz, M.D.	—	90,000	(10)	4.71	6/10/2025
	—	135,000	(11)	4.21	9/4/2025
	—	158,000	(12)	3.29	12/1/2025
Alejandra V. Carvajal, J.D.	17,187	37,813	(13)	4.40	10/8/2024
	10,750	32,250	(8)	8.16	2/5/2025
	—	158,000	(12)	3.29	12/1/2025

(1)	The unvested shares underlying this option are scheduled to vest in approximately equal monthly installments through January 17, 2016, subject to the holder’s continued service.
(2)

This option vests as follows: (i) 27,572 of the underlying shares shall vest in 24 approximately equal monthly installments, commencing upon the closing of a transformative business development transaction, as determined by our board of directors and (ii) the remaining 24,126 shares shall vest upon the occurrence of a change in control event meeting certain objective criteria.

(3)	The unvested shares underlying this option are scheduled to vest in approximately equal monthly installments through December 31, 2016.
(4)

This option vests as follows: (i) 4,988 of the underlying shares shall vest in 24 approximately equal monthly installments, commencing upon the closing of a transformative business development transaction, as determined by our board of directors and (ii) the remaining 4,248 shares shall vest upon the occurrence of a change in control event meeting certain objective criteria.

(5)	The unvested shares underlying this option are scheduled to vest in approximately equal monthly installments through December 31, 2017, subject to the holder’s continued service.
(6)	The unvested shares underlying this option are scheduled to vest in approximately equal monthly installments through May 31, 2018, subject to the holder’s continued service.
(7)	The unvested shares underlying this option are scheduled to vest in approximately equal monthly installments through September 30, 2018, subject to the holder’s continued service.
(8)	The unvested shares underlying this option are scheduled to vest in approximately equal monthly installments through January 31, 2019, subject to the holder’s continued service.
(9)	The unvested shares underlying this option are scheduled to vest in approximately equal monthly installments through February 28, 2019, subject to the holder’s continued service.
(10)

25% of the unvested shares underlying this option are scheduled to vest on May 18, 2016 with the remaining unvested shares scheduled to vest in approximately equal monthly installments thereafter through April 30, 2019, subject to the holder’s continued service.

(11)

25% of the unvested shares underlying this option are scheduled to vest on September 4, 2016 with the remaining unvested shares scheduled to vest in approximately equal monthly installments thereafter through August 31, 2019, subject to the holder’s continued service.

(12)	The unvested shares underlying this option are scheduled to vest in approximately equal annual installments from December 1, 2016 through December 1, 2018, subject to the holder’s continued service.
(13)	The unvested shares underlying this option are scheduled to vest in approximately equal monthly installments through August 31, 2018, subject to the holder’s continued service.

Employment Agreements

Agreement with Mr. Guiffre

In July 2014, we entered into an employment agreement with Mr. Guiffre in connection with his continuation of employment with us. In March 2015, in connection with Mr. Guiffre’s promotion to President and Chief Executive Officer, we entered into an amended employment agreement with him containing the following terms. Mr. Guiffre is employed at will, and either we or Mr. Guiffre may terminate the employment relationship for any reason, at any time, with or without notice.

Under his employment agreement, Mr. Guiffre is eligible to receive a performance-based annual cash bonus, which is based upon quantitative and qualitative performance objectives that will be established by our board of directors.  The achievement of the objectives will be determined by our board of directors in its sole discretion. The target annual bonus for the applicable fiscal year is 50% of base salary, subject to adjustment thereafter by our board of directors.

If we terminate Mr. Guiffre’s employment without cause or if Mr. Guiffre terminates his employment with us for good reason (as defined in Mr. Guiffre’s employment agreement), other than in connection with a change of control (as defined in Mr. Guiffre’s employment agreement), upon execution and effectiveness of a release of claims, we are obligated to pay Mr. Guiffre (a) an amount equal to his base salary for twelve (12) months, and (b) the amount of any bonus for the prior year that was approved but not yet paid to Mr. Guiffre at the time of termination. We must also continue to provide Mr. Guiffre and certain of his dependents with group health insurance for a period of twelve (12) months following such termination.

If we terminate Mr. Guiffre’s employment without cause or if Mr. Guiffre terminates employment with us for good reason, within twelve (12) months following a change of control, upon execution and effectiveness of a release of claims, we are obligated to pay Mr. Guiffre (a) an amount equal to his base salary for eighteen (18) months, payable in a lump sum payment, and (b) an amount equal to 1.5 times the higher of Mr. Guiffre’s target performance-based annual bonus or the last annual bonus paid to Mr. Guiffre. We must also continue to provide Mr. Guiffre and certain of his dependents with group health insurance for up to eighteen (18) months and to accelerate in full the vesting of any outstanding equity awards that are subject to time-based vesting.

Agreements with Dr. Senderowicz and Ms. Carvajal

In September 2015, we entered into an employment agreement with Dr. Senderowicz in connection with his commencement of employment with us. This agreement provides that Dr. Senderowicz is employed at will and either we or Dr. Senderowicz may terminate the employment relationship for any reason, at any time, with or without notice.

Under his employment agreement, Dr. Senderowicz is eligible to receive a performance-based annual cash bonus which is based upon quantitative and qualitative performance objectives that will be established by our board of directors or our chief executive officer.  The achievement of the objectives will be determined by our board of directors or our chief executive officer in their sole discretion.  The target annual bonus for the applicable fiscal year is 40% of base salary for Dr. Senderowicz, subject to adjustment thereafter by our board of directors or our chief executive officer.

In September 2014, we entered into and employment agreement with Ms. Carvajal in connection with her commencement of employment with us, which agreement we subsequently amended in December 2015 to provide her with the same benefits as other executives. This agreement provides that Ms. Carvajal is employed at will, and either we or Ms. Carvajal may terminate the employment relationship for any reason, at any time, with or without notice.

Under her employment agreement, Ms. Carvajal is eligible to receive a performance-based annual cash bonus, which is based upon quantitative and qualitative performance objectives that will be established by our board of directors or our chief executive officer.  The achievement of the objectives will be determined by our board of directors or our chief executive officer in their sole discretion.  The target annual bonus for the applicable fiscal year is 30% of base salary for Ms. Carvajal, subject to adjustment thereafter by our board of directors or our chief executive officer.

If we terminate employment with Dr. Senderowicz or Ms. Carvajal  without cause or if Dr. Senderowicz or Ms.

Carvajal  terminates employment with us for good reason (as defined in his or her employment agreement), in each case, excluding following a change of control (as defined in his or her employment agreement), upon execution and effectiveness of a release of claims, we are obligated to pay such individual (a) an amount equal to his or her base salary for six (6) months, payable in six (6) substantially equal monthly installments, and (b) the amount of any bonus for the prior year that was approved but not yet paid to such individual at the time of termination. We must also continue to provide such individual and certain of his or her dependents with group health insurance for a period of six (6) months following such termination.

If we terminate employment with Dr. Senderowicz or Ms. Carvajal without cause or if Dr. Senderowicz or Ms. Carvajal terminates employment with us for good reason, within twelve (12) months following a change of control, upon execution and effectiveness of a release of claims, we are obligated to pay such individual (a) an amount equal to his or her base salary for six (6) months, and (b) the amount of any bonus for the prior year that was approved but not yet paid to such individual at the time of termination. We must also continue to provide such individual and certain of his or her dependents with group health insurance for the duration of the severance period and to accelerate in full the vesting of any outstanding equity awards that are subject to time-based vesting.

Other Agreements

We have entered into non-disclosure, non-competition and assignment of intellectual property agreements with each of our named executive officers. Under the non-disclosure, non-competition and assignment of intellectual property agreements, each named executive officer has agreed (1) to protect our confidential and proprietary information, (2) to assign to us related intellectual property that is developed during such named executive officer’s employment and that relates to our business or research and development or from the use of our property, premises or confidential information and (3)  not to solicit our employees or customers during his or her employment and for a period of one year after the termination of his or her employment.

401(k) retirement plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which was $17,500 for 2014 and $18,000 for 2015. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2014 and 2015 could be up to an additional $5,500 and $6,000, respectively, above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We match participant contributions up to 4% of a participant’s annual compensation, subject to statutory limits.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Since January 1, 2015, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Participation in Follow-On Public Offering

Crown Ventures, one of our 5% stockholders, purchased 333,333 shares of our common stock in our follow-on public offering at the public offering price of $6.00 per share. The offering closed on April 10, 2015.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our directors and executive officers. These indemnification agreements require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy that sets forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship in which we were or are to be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” had or will have a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel or our chief financial officer, or if none, our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in its charter.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS CERULEAN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

FISCAL YEAR ENDING DECEMBER 31, 2016

Cerulean’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP as our independent registered public accounting firm. Deloitte & Touche LLP has served as the company’s independent registered public accounting firm since 2006.

The audit committee is solely responsible for selecting Cerulean’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Stockholder approval is not required to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Cerulean and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

The following table summarizes the fees Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2015	2014
Audit Fees (1)	$361,380	$624,099
Audit-Related Fees (2)	113,500	—
Tax Fees (3)	16,200	15,400
All Other Fees	—	—
Total Fees	$491,080	$639,499

______________

(1)

Audit fees for 2015 and 2014 consist of fees for the audit of our consolidated financial statements and the review of our interim financial statements, and for 2014 include fees for services associated with our IPO.

(2)

Audit-related fees consist of fees for services rendered in connection with our filing of a registration statement on Form S-1 with the SEC and related comfort letters and for services associated with our filing of a registration statement Form S-3 with the SEC.

(3)	Tax fees consists of fees incurred for tax compliance and tax return preparation.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-approval Policy and Procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following twelve (12) months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.

During our 2015 and 2014 fiscal years, no services were provided to us by Deloitte & Touche LLP or any other accounting firm other than in accordance with the pre-approval policies and procedures described above.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 15, 2016 by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 15, 2016 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA 02451.

The percentage ownership calculations for beneficial ownership are based on 27,363,965 shares of common stock outstanding as of April 15, 2016.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders
Entities affiliated with Polaris Partners(1)	4,724,968	17.2%
FMR LLC(2)	3,930,414	14.4%
Entities affiliated with Venrock(3)	3,034,038	11.1%
Entities affiliated with Crown Ventures(4)	2,599,920	9.5%
Entities affiliated with Lilly Ventures(5)	2,356,227	8.6%

Named Executive Officers
Christopher D.T. Guiffre(6)	290,873	1.1%
Adrian M. Senderowicz, M.D.(7)	27,708	*
Alejandra V. Carvajal(8)	42,832	*
Paul A. Friedman, M.D.(9)	114,666	*
Stuart A. Arbuckle	—	—
Alan L. Crane(10)	4,893,731	17.8%
Steven E. Hall, Ph.D.(11)	2,356,227	8.6%
Susan L. Kelley, M.D.(12)	7,333	*
William T. McKee(13)	14,666	*
David R. Parkinson, M.D.(14)	7,333	*
William H. Rastetter, Ph.D.(15)	80,326	*
David R. Walt, Ph.D.	167,491	*
All current executive officers and directors as a group(16)	8,003,186	28.6%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

Consists of (a) 1,405,750 shares of common stock held by Polaris Venture Partners IV, LP (“Polaris IV”), (b) 26,351 shares of common stock held by Polaris Ventures Partners Entrepreneurs’ Fund IV, LP (“Polaris EFund IV”), (c) 3,148,044 shares of common stock held by Polaris Venture Partners V, LP (“Polaris V”), (d) 61,353 shares of common stock held by Polaris Venture Partners Entrepreneurs’ Fund V, LP (“Polaris EFund V”), (e) 21,562 shares of common stock held by Polaris Ventures Partners Founders’ Fund V, LP (“Polaris FFund V”), (f) 31,478 shares of common stock held by Polaris Venture Partners Special Founders’ Fund V, LP (“Polaris SFFund V” and together with Polaris IV, Polaris EFund IV, Polaris V, Polaris EFund V and Polaris FFund V, the “Polaris Funds”) and (g) 5,242, 98, 24,213, 471, 165 and 241 shares of common stock issuable upon the exercise of warrants held by Polaris IV, Polaris EFund IV, Polaris V, Polaris EFund V, Polaris FFund V and Polaris SFFund

V. Each of the Polaris Funds has the sole voting and investment power with respect to the shares directly held by it. The general partner of each of Polaris IV and Polaris EFund IV is Polaris Venture Management Co. IV, LLC (“Polaris Management IV”). The general partner of each of Polaris V, Polaris EFund V, Polaris FFund V and Polaris SFFund V is Polaris Venture Management Co. V, LLC (“Polaris Management V”). Each of Polaris Management IV and Polaris Management V may be deemed to have sole voting and investment power with respect to the shares held by the Polaris Funds of which they are general partner, and each of Polaris Management IV and Polaris Management V disclaim beneficial ownership of all the shares held by such Polaris Funds except to the extent of their proportionate pecuniary interests therein. North Star Venture Management 2000, LLC (“North Star”) directly or indirectly provides investment advisory services to various venture capital funds, including the Polaris Funds. The members of North Star (the “Management Members”) are also members of Polaris Management IV and Polaris Management V, and as such, they may be deemed to share voting and investment power over the shares held by the Polaris Funds. The Management Members disclaim beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein. Alan L. Crane, one of our directors, has an assignee interest in Polaris Management IV and Polaris Management V. To the extent that he is deemed to share voting and investment powers with respect to the shares held by the Polaris Funds, Mr. Crane disclaims beneficial ownership of all the shares held by the Polaris Funds except to the extent of his proportionate pecuniary interest therein. The mailing address of the beneficial owner is c/o Polaris Venture Partners, One Marina Park Drive, 10th Floor, Boston, MA 02210.

(2)

Based on information supplied by FMR LLC on Schedule 13G filed with the SEC on February 12, 2016, Fidelity SelectCo, LLC (“SelectCo”), 1225 17th Street, Suite 1100, Denver, Colorado 80202, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,930,414 shares of our common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “SelectCo Funds”). Edward C. Johnson 3d and FMR LLC, through its control of SelectCo, and the SelectCo Funds each has sole power to dispose of the 3,930,414 shares owned by the SelectCo Funds. The ownership of one investment company, Select Biotechnology Portfolio, amounted to 2,620,301 shares or 9.581% of the Common Stock outstanding. Select Biotechnology Portfolio has its principal business office at 245 Summer Street, Boston, Massachusetts 02210. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(3)

Consists of (a) 2,720,455 shares of common stock held by Venrock Associates V, LP (“VA5”), (b) 230,647 shares of common stock held by Venrock Partners V, LP (“VP5”), (c) 63,915 shares of common stock held by Venrock Entrepreneurs V, LP (“VE5” and collectively with VA5 and VP5, the “Venrock Funds”) and (d) 17,164, 1,454 and 403 shares of common stock issuable upon the exercise of warrants held by VA5, VP5 and VE5, respectively. Venrock Management V, LLC (“VM5”), Venrock Partners Management V, LLC (“VPM5”) and VEF Management V, LLC (“VEFM5”) are the sole general partners of VA5, VP5 and VEF5, respectively, and may be deemed to own the shares held by the Venrock Funds. VM5, VPM5 and VEFM5 disclaim beneficial ownership of all the shares held by the Venrock Funds except to the extent of their proportionate pecuniary interest therein. The mailing address of the beneficial owner is 3340 Hillview Ave., Palo Alto, CA 94304.

(4)

Richard H. Robb, manager of CVF, LLC, exercises voting and investment power with respect to shares held by CVF, LLC. Mr. Robb disclaims beneficial ownership of all shares held by CVF, LLC except to the extent of his pecuniary interest therein. The mailing address of the beneficial owner is 222 N. LaSalle Street, Suite 2000, Chicago, IL 60601.

(5)

Steven E. Hall is a general partner at Lilly Ventures Fund I LLC and has shared voting and shared investment power over such shares, and may be deemed the indirect beneficial owner of such shares. Dr. Hall disclaims beneficial ownership over such shares, except to the extent of any pecuniary interest therein. The mailing address of the beneficial owner is 115 W. Washington Street, Suite 1680-South, Indianapolis, IN 46204.

(6)	Consists of (a) 2,757 shares of common stock and (b) 288,116 of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(7)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(8)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(9)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(10)

Consists of (a) the shares described in note (1) above, (b) 77,201 shares of common stock and (c) 33,232 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.

(11)

Consists of (a) the shares described in note (5) above. Dr. Hall is a venture partner at Lilly Ventures Fund I and has shared voting and shared investment power over such shares, and may be deemed the indirect beneficial owner of such shares. Dr. Hall disclaims beneficial ownership over such shares, except to the extent of any pecuniary interest therein.

(12)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.

(13)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(14)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.
(15)

Consists of (a) 60,307 shares of common stock (b) 379 shares of common stock issuable upon the exercise of warrants and (c) 14,666 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016. William H. Rastetter holds the aforementioned shares jointly as community property with his wife.

(16)

Consists of (a) 7,386,941 shares of common stock, (b) 30,809 shares of common stock issuable upon the exercise of warrants and (c) 612,844 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 15, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and certain officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. These Section 16 reporting persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by us, and written representations from certain reporting persons, we believe that during 2015, our directors, officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to our common stock during that fiscal year, except that due to an administrative error on the part of the Company Dr. Senderowicz did not timely file a Form 3 reporting a nonqualified stock option to purchase 90,000 shares of our common stock that he held upon his appointment as an officer on September 4, 2015 and did not timely file a Form 4 reporting a grant to him on September 4, 2015 of an incentive stock option to purchase 135,000 shares of our common stock.  Dr. Senderowicz filed a Form 3 and Form 4 reporting these matters on December 3, 2015.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,454,926	(1)	$5.39	1,225,015	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	3,454,926		$5.39	1,225,015

(1)	Consists of stock options outstanding as of December 31, 2015 under our 2007 stock incentive plan and 2014 stock incentive plan.
(2)

Consists of (i) 540,950 shares of our common stock available for future issuance under our 2014 stock incentive plan; and (ii) 684,065 shares of our common stock available for future issuance under our 2014 employee stock purchase plan.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Cerulean’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Cerulean’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Cerulean for the fiscal year ended December 31, 2015. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 16, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming its independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Cerulean be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF CERULEAN PHARMA INC.

William T. McKee, Chairman

Stuart A. Arbuckle

David R. Walt, Ph.D.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA 02451 Attention: Investor Relations, telephone: 781-996-4300 or email: ir@ceruleanrx.com. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address, phone number or email address.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2017 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2016, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. However, if the date of the 2017 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2017 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2017 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 22, 2017 and no later than March 24, 2017.

Stockholder proposals should be addressed to Cerulean Pharma Inc., 35 Gatehouse Drive, Waltham, MA 02451, Attention: Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors

/s/ Christopher D. T. Guiffre
Christopher D.T. Guiffre
President and Chief Executive Officer

CERULEAN PHARMA INC. 35 GATEHOUSE DRIVE WALTHAM, MA 02451

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E10613-P78989	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CERULEAN PHARMA INC.
The Board of Directors recommends you vote FOR the following proposals:

1.	Election of Directors
Nominees:
		For	Withhold

	1a. Alan L. Crane	☐	☐

	1b. David R. Parkinson	☐	☐

	1c. David R. Walt	☐	☐
				For	Against	Abstain
2.	To ratify the selection of Deloitte & Touche LLP as Cerulean Pharma Inc.’s independent auditors for the fiscal year ending December 31, 2016.			☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form 10-K and Letter to Stockholders are available at www.proxyvote.com.

E10613-P78989

CERULEAN PHARMA INC.

Annual Meeting of Stockholders

June 22, 2016 9:30 AM Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher D. T. Guiffre, Gregg D. Beloff and Alejandra V. Carvajal, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CERULEAN PHARMA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Eastern Time, on June 22, 2016, at the company’s offices, 35 Gatehouse Drive, Waltham, MA 02451, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side